SHARE EXCHANGE AGREEMENT

THIS AGREEMENT is dated August 8, 2005

BETWEEN:

KEN PEARSON, an individual residing in the Province of Alberta;

966358 ALBERTA LTD., a company incorporated pursuant to the laws of the Province of Alberta;

989320 ALBERTA LTD., a company incorporated pursuant to the laws of the Province of Alberta;

332601 ALBERTA LTD., a company incorporated pursuant to the laws of the Province of Alberta; and

BEN MARSHALL, an individual residing in the Province of Alberta; and

(hereinafter the “Shareholders”)

AND

CAPITAL RESERVE CANADA LTD., a company incorporated pursuant to the laws of the Province of Alberta.

(hereinafter “Capital Canada”)

AND

CAPITAL RESERVE CANADA PROJECTS LTD., a company incorporated pursuant to the laws of the Province of Alberta.

(hereinafter “Capital Projects”)

AND

KCP INNOVATIVE SERVICES INC., a company incorporated pursuant to the laws of the Province of Alberta.

(hereinafter “KCP”)

WHEREAS:

A.

KCP   is a reporting Alberta company   having a registered office address of 4304 – 74th Avenue, Edmonton, Alberta

B.

The Shareholders are the registered and beneficial owners of 78.2% percent of the issued and outstanding shares of KCP, being 17,335,814 common shares, (the “Shareholders Shares”) from a total of 22,170,114 each with no par value (the “KCP Shares”);

C.

Capital Canada is a reporting company registered with the U.S. Securities and Exchange Commission, having an office address of 1530 9th Ave SE, Calgary, Alberta, Canada T2G 0T7;

D.

Capital Projects is a wholly owned subsidiary of Capital Canada, having an office address of 1530-9th Ave S.E., Calgary, Alberta, Canada T2G 0T7;

E.

Capital Projects desires to acquire the Shareholders Shares on the basis of one share of Capital Projects to be exchanged for one share of Capital Canada  for each one share of KCP, from the Shareholders, for a total of  17,335,814 Class A common shares to be issued by Capital Projects and exchanged for 17,335,814 shares of Capital Canada (the “Capital Canada Shares”) to the Shareholders; and

F.

The parties to this Agreement wish to acknowledge that Capital Projects will use its commercial best efforts to offer to acquire by share exchange, amalgamation or arrangement, from the remaining shareholders of KCP (the “Remaining Shareholders”)  their shares based on an offer of one (1) share of Capital Projects to be exchanged for one share of Capital Canada for each one (1) share of KCP held by Remaining Shareholders (the “Remaining Shares”) .

NOW THEREFORE THIS AGREEMENT WITNESSES that for and in consideration of the mutual premises and the mutual covenants and agreements contained herein, the parties covenant and agree each with the other as follows:

ARTICLE I

DEFINITIONS

Section 1.01.  The following terms shall have the following respective meanings:

(a)

“Closing Date” shall mean on or before August 10, 2005 or any other date that the parties hereto agree to in writing;

(b)

 “KCP Solicitor” shall mean the law firm of Bennett Jones

(c)

“Share Exchange” shall mean the transfer, by the Shareholders, of the KCP Shares to Capital Projects in exchange for the issuance, by Capital Projects of shares to the KCP Shareholders and the exchange of the Capital Projects shares to shares of Capital Canada with  the Shareholders;

(d)

 “Capital Canada and Capital Projects  (collectively “Capital Companies”) Solicitor” shall mean the law firm of Lawler & Associates of 1530 – 9th Avenue SE, Calgary, Alberta.

ARTICLE II

THE SHARE EXCHANGE

Section 2.01.

Exchange.  Based upon the terms and subject to the conditions of this Agreement, on the Closing Date, the Shareholders agree to transfer the KCP Shares to Capital Projects in exchange for Capital Projects issuing to the Shareholders 17,335,114 shares which shall be exchanged for 17,335,814  Capital Canada Shares, as set forth in Schedule 2.01, and as referred to in Sections 10.02 and 10.03.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF KCP

Section 3.01.

Organization, Standing and Authority; Qualification.

(a)

KCP is a corporation duly organized, validly existing and in good standing under the laws of the Province of Alberta with all requisite power and authority to enter into, and perform the obligations under the Agreement.  KCP has all requisite power and authority to own, lease and operate its assets, properties and business and to carry on its business as now being and as heretofore conducted.

(b)

KCP is duly qualified or otherwise authorized to transact business and is in good standing in the jurisdiction of the Province of Alberta, which is the only jurisdiction in which such qualification or authorization is required by law.  No other jurisdiction has claimed, in writing or otherwise, that KCP is required to qualify or otherwise be licensed therein.  KCP does not file any franchise, income or other tax returns in any other jurisdiction based upon the ownership or use of property therein or the derivation of income therefrom.

Section 3.02.

Capitalization.   The KCP Shares are duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights.

Section 3.03.

Corporate Status of KCP.

(a)

KCP has heretofore delivered to Capital Canada true, correct and complete copies of the Certificate or Articles of Incorporation (certified by the Province of Alberta) and By-laws or comparable instruments (certified by the corporate secretary thereof) of KCP.

(b)

The minute books of KCP accurately reflect all actions taken at all meetings and consents in lieu of meetings of its stockholders, and all actions taken at all meetings and consents in lieu of meetings of each of their boards of directors and all committees.

Section 3.04.

Execution and Delivery.  This Agreement has been duly executed and delivered by KCP and thereby constitutes a valid and binding agreement, enforceable against KCP in accordance with its terms.

Section 3.05.

Consents and Approvals.  The execution, delivery and performance of this Agreement and the completion of the transactions contemplated herein do not require KCP to obtain any consent, approval or action of, or make any filing with or give any notice to, any person or entity.

Section 3.06.  No Conflict.  The execution, delivery and performance of this Agreement and the completion of the transactions contemplated herein will not:

(a)

violate any provisions of the Articles or Certificate of Incorporation, By-laws or other charter or organizational document of KCP;

(b)

violate, conflict with or result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both, constitute) a default under, any contract or agreement to which KCP is a party to by or to which any of them or any of their respective assets or properties may be bound or subject;

(c)

violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon KCP or upon the KCP Shares or the properties or business of KCP;

(d)

violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to KCP; or

(e)

result in the breach of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment of, any permit or license.

Section 3.07.

Options or Other Rights.

(a)

There is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option, contract or other agreement of any kind to purchase or otherwise to receive from KCP any of the outstanding, unauthorized or treasury shares of the Common Stock of KCP,  other than those disclosed in this Agreement; and

(b)

there is no outstanding security of any kind convertible into any common shares of KCP, and, except as aforesaid, there is no outstanding contract or other agreement to purchase, redeem or otherwise acquire any of the KCP Shares.

Section 3.08.

KCP Financial Statements.

(a)

KCP has, or will have prior to the Closing Date, provided to the Capital Companies the audited financial statements of KCP, accompanied by the report thereon by Ernst and Young, LLP, KCP’s independent public accountants, for the period ended August 30, 2004 and the unaudited, prepared by management financial statements for the period ended December 31, 2004 ( together the “KCP Financial Statements”).

(b)

The KCP Financial Statements shall be true, correct and complete in all material respects and fairly present the financial condition of KCP and its subsidiaries and the results of its operations for the period then ended and shall be prepared in conformity with Canadian generally accepted accounting principles applied on a consistent basis.

Section 3.09.

Material Information.

(a)

This Agreement, the Schedules hereto, the KCP Financial Statements and all other information provided in writing by KCP, or representatives thereof, to the Capital Companies, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make any statement contained herein or therein not misleading.

(b)

There are no facts or conditions, which have not been disclosed to the Capital Companies in writing, which, individually or in the aggregate, could have a material adverse effect on KCP or a material adverse effect on the ability of KCP to perform any of its obligations pursuant this Agreement.

Section 3.10.

Absence of Certain Changes.  Since

the date of the KCP Financial Statements, there has been no event, change or development which could have a material adverse effect on KCP.

Section 3.11.

Undisclosed Liabilities.  Except as reflected or reserved against in the KCP Financial Statements, as of and for the period reflected therein, KCP was not on that date subject to, and since that date KCP  has not incurred, any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, of a kind required by generally accepted accounting principles to be reflected or reserved against on a financial statement (“Liabilities”), which individually or in the aggregate exceeds $100,000.

Section 3.12.  Operations of KCP.  Except as contemplated by this Agreement, since the date of the KCP Financial Statements, KCP has not:

(a)

amended its Certificate or Articles of Incorporation or By-laws or merged with or into or consolidated with any other person or entity, subdivided or in any way reclassified any shares of its capital stock or changed or agreed to change in any manner the rights of its outstanding capital stock or the character of its business;

(b)

issued, reserved for issuance, sold or redeemed, repurchased or otherwise acquired, or issued options or rights to subscribe to, or entered into any contract or commitment to issue, sell or redeem, repurchase or otherwise acquire, any shares of its capital stock or any bonds, notes, debentures or other evidence or indebtedness;

(c)

incurred any indebtedness for borrowed money or incurred or assumed any other liability in excess of $100,000 in any one case (or, in the aggregate, in the case of any related series of occurrences) or $250,000 in the aggregate;

(d)

declared or paid any dividends or declared or made any other distributions of any kind to its shareholders;

(e)

made any change in its accounting methods or practices or made any change in depreciation or amortization policies, except as required by law or generally accepted accounting principles;

(f)

made any loan or advance to any of  its shareholders or to any of its directors, officers or employees, consultants, agents or other representatives, or made any other loan or advance, otherwise than in the ordinary course of business;

(g)

entered into any lease (as lessor or lessee) under which KCP is obligated to make or would receive payments in any one year of $50,000 or more;

(h)

sold, abandoned or made any other disposition of any of its assets or properties;

(i)

granted or suffered any lien on any of its assets or properties;

(j)

entered into or amended any contracts to which it is a party, or by or to which it or its assets or properties are bound or subject which if existing on the date hereof would be required to be disclosed in Section 3.16;

(k)

made any acquisition of all or a substantial part of the assets, properties, securities or business of any other person or entity;

(l)

paid, directly or indirectly, any of its material liabilities before the same became due in accordance with its terms or otherwise than in the ordinary course of business;

(m)

terminated or failed to renew, or received any written threat (that was not subsequently withdrawn) to terminate or fail to renew, any contract that is or was material to the assets, liabilities, business, property, operations, prospects, results of operations or condition (financial or otherwise of KCP); or

(n)

entered into any other contract or other transaction that materially increases the liabilities of KCP or it’s subsidiaries.

Section 3.13.

Compliance with Laws.  KCP is not in violation of any applicable order, judgment, injunction, award or decree nor is it in violation of any Federal, provincial, local or foreign law, ordinance or regulation or any other requirement of any governmental or regulatory body, court or arbitrator, other than those violations which, in the aggregate, would not have a material adverse effect on KCP, KCP has not received written notice that any violation is being alleged.

Section 3.14.  Permits and Licences

(a)

KCP has all permits and licences that are necessary for the ownership and conduct of its business, and such permits and licences are or, shall be, in full force and effect and are or, shall be, sufficient for the ownership and conduct of such business;

(b)

no violations exist or have been recorded in respect of any such permit or licence; and, to the best of KCP’s knowledge, no proceeding is pending or threatened that would suspend, revoke or limit any such permit.

Section 3.15. Actions and Proceedings.

(a)

there are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving KCP, or against or involving any of the KCP Shares; and

(b)

to the best of KCP’s knowledge, there are no actions, suits or claims or legal, regulatory, administrative or arbitration proceedings pending or threatened against or involving KCP, the KCP subsidiaries, or any of the KCP Shares.

Section 3.16.  Contracts.

(a)

there have been delivered or made available to the Capital Companies true, correct and complete copies of each of the contracts set forth in Schedule 3.16 or in any other Schedule.  Each such contract is valid, subsisting, in full force and effect and binding upon the parties thereto in accordance with its terms, and neither KCP nor any of KCP’s subsidiaries or other affiliates , as the case may be, is in default in any respect under any of them; and

(b)

without limiting the generality of section 3.16(a), KCP is not a party to any:

(i)

contracts with any current or former officer, director, employee, consultant, agent or other representative which is not disclosed on Schedule     appended hereto;

(ii)

contracts for the purchase or sale of equipment or services that contain an escalation, renegotiation or re-determination clause or that can be cancelled without liability, premium or penalty only on ninety days’ or more notice;

(iii)

contracts for the sale of any of its assets or properties or for the grant to any person of any preferential rights to purchase any of its or their assets or properties;

(iv)

contracts (including with limitation, leases of real property) calling for an aggregate purchase price or payments in any one year of more than $100,000 in any one case (or in the aggregate, in the case of any related series of contracts);

(v)

contracts relating to the acquisition by KCP of any operating business of, or the disposition of any operating business by, any other person;

(vi)

executory contracts relating to the disposition or acquisition of any investment or of any interest in any person;

(vii)

joint venture contracts or agreements;

(viii)

contracts under which KCP agrees to indemnify any party, other than in the ordinary course of business or in amounts not in excess of $100,000, or to share tax liability of any party;

(ix)

contracts containing covenants of KCP not to compete in any line of business or with any person in any geographical area or covenants of any other person not to compete with  KCP in any line of business or in any geographical area;

(x)

contracts relating to the making of any loan by KCP;

(xi)

contracts relating to the borrowing of money by KCP or the direct or indirect guaranty by KCP of any obligation for, or an agreement by KCP to service, the repayment of borrowed money, or any other contingent obligations in respect of indebtedness of any other Person, including, without limitation,

(1)

any contract with respect to lines of credit;

(2)

any contract to advance or supply funds to any other person other than in the ordinary course of business;

(3)

any contract to pay for property, products or services of any other person even if such property, products or services are not conveyed, delivered or rendered;

(4)

any keep-well, make-whole or maintenance of working capital or earnings or similar contract; or

(5)

any guarantee with respect to any lease or other similar periodic payments to be made by any other person;

(xii)

contracts for or relating to computers, computer equipment, computer software or computer services; and

(xiii)

any other material contract whether or not made in the ordinary course of business.

Section 3.17.

Liens.  KCP has marketable title to all of its assets and properties free and clear of any liens, other than those liens disclosed in Schedule  3.17 appended hereto.

Section 3.18.

Officers, Directors and Key Employees.

(a)

KCP does not have any contract or agreement with any of its officers, directors, employees or consultants whose annual salary equals or exceeds $100,000 or who received or has accrued in respect of such period a bonus equal to or in excess of $100,000; and

(b)

KCP does not have any commitments or contracts to increase the wages or to modify the condition or terms of employment or consultancy of any of the employees or consultants of KCP, including the aggregate cost to KCP of all such commitments or contracts.

Section 3.19.

Brokerage.  No broker or finder has acted, directly or indirectly, for the Shareholders nor have the Shareholders incurred any finder’s fee or other commission, in connection with the transactions contemplated by this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

Section 4.01.

Execution and Delivery.  This Agreement has been duly executed and delivered by the Shareholders and thereby constitutes a valid and binding agreement, enforceable against the Shareholders in accordance with its terms.

Section 4.02.

Consents and Approvals.  The execution, delivery and performance of this Agreement and the completion of the transactions contemplated herein do not require the Shareholders to obtain any consent, approval or action of, or make any filing with or give any notice to, any person or entity.

Section 4.03.

Title to Stock.

(a)

The Shareholders have valid title to the KCP Shares free and clear of all liens or encumbrances, including, without limitation, any community property claim; and

(b)

Upon delivery of the KCP Shares on the Closing Date, as herein provided, Capital Projects shall acquire good and marketable title thereto, free and clear of any lien, including, without limitation, any community property claim.

Section 4.04. Actions and Proceedings.

(a)

there are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving any of the KCP Shares held by the Shareholders; and

(b)

to the best of the Shareholder’s knowledge, there are no actions, suits or claims or legal, regulatory, administrative or arbitration proceedings pending or threatened against or involving the KCP Shares.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE CAPITAL COMPANIES

The Capital Companies represents and warrant to the Shareholders as follows:

Section 5.01.

Organization, Standing and Authority of Capital Canada and Capital Projects.  Capital Canada and Capital Projects are  corporations duly organized, validly existing and in good standing under the laws of the Province of Alberta and have all requisite power and authority to enter into this Agreement and to perform their obligations hereunder.

Section 5.02.   Execution and Delivery.  This Agreement has been duly authorized, executed and delivered by the Capital Companies and constitutes the valid and binding agreement of the Capital Companies enforceable against the Capital Companies in accordance with its terms.

Section 5.03.

Consents and Approvals.  The execution, delivery and performance by the Capital Companies of this Agreement and the completion by the Capital Companies of the transactions contemplated hereby do not require the Capital Companies to obtain any consent, approval or action of, or make any filing with or give any notice to, any person.

Section 5.04.

No Conflict.  The execution, delivery and performance of this Agreement and the completion of the transactions contemplated herein will not:

(a)

violate any provision of the Articles or Certificate of Incorporation, By-laws or other charter or organizational document of the Capital Companies;

(b)

violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract to which the Capital Companies are a party or by or to which their assets or properties may be bound or subject;

(c)

violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon the Capital Companies or upon the securities, assets or business of the Capital Companies;

(d)

violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to the Capital Companies or to the securities, properties or business of the Capital Companies; or

(e)

result in the breach of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment of, any permit or licence held by the Capital Companies.

Section 5.05.

Capitalization.

(a)

Schedule 5.05 sets forth the total issued and outstanding Class A Common shares, which is the only class of Capital Canada’s capital stock issued and outstanding at Closing, other than the newly authorized share issuances as indicated in this Agreement.

(b)

Schedule 5.05 also sets forth all the outstanding warrants and options and any other security issued by Capital Canada that carry the right to purchase additional shares of Capital Canada Common Shares and the terms thereof at Closing, other than any newly authorized warrants as indicated in this Agreement.

(c)

Schedule 5.05 also sets forth the total issued and outstanding common shares, which is the only class of Capital Project’s capital stock issued and outstanding at Closing.

(d)

Schedule 5.05 also sets forth all the outstanding warrants and options and any other security issued by Capital Projects that carry the right to purchase additional shares of Capital Canada Common Shares and the terms thereof at Closing

Section 5.06.

Brokerage.  No broker or finder, has acted, directly or indirectly, for the Capital Companies, nor have the Capital Companies  incurred any obligation to pay any brokerage, finder’s fee or other commission in connection with the transactions contemplated by this Agreement.

Section 5.07.

Certificate of Incorporation and By-Laws.

(a)

The Capital Companies have heretofore delivered to the Shareholders true, correct and complete copies of the Certificate or Articles of Incorporation (certified by the Province of Alberta) and By-laws or comparable instruments (certified by the corporate secretary thereof) of the Capital Companies; and

(b)

The minute books of the Capital Companies accurately reflect all actions taken at all meetings and consents in lieu of meetings of its shareholders, and all actions taken at all meetings and consents in lieu of meetings of its board of directors and all committees for the period from incorporation to the date hereof.

Section 5.08.

Material Information.  This Agreement, the Schedules attached hereto and all other information provided, in writing, by the Capital Companies or representatives thereof to the Shareholders, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make any statement contained herein or therein not misleading.  There are no facts or conditions which have not been disclosed to the Shareholders in writing which, individually or in the aggregate, could have a material adverse effect on the Capital Companies or a material adverse effect on the ability of the Capital Companies to perform any of their obligations pursuant to this Agreement.

Section 5.09.

Financial Statements.

(a)

Capital Canada’s audited financial statements for the years ended December 31, 2004 and December 31, 2003 as filed on Form 20-F with the Securities and Exchange Commission (“SEC”) (together, the “Capital Canada Annual Reports”) are true, correct and complete in all material respects and fairly present the financial condition of Capital Canada and the results of its operations for the periods then ended and were prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis;

(b)

The Shareholders have the right to inspect, review and approve any debts incurred by Capital Canada subsequent to the date of this Agreement that individually or in aggregate exceed $10,000; and

(c)

Capital Canada has, or will have prior to the Closing Date, provided to the Shareholders, the Capital Canada Annual Reports, accompanied by the report thereon by Capital Canada’s independent public accountants, for the period ended December 31, 2004 and the unaudited financial statements of Capital Canada for the period ended June 30, 2005 (together, the “Capital Canada Financial Statements”).  The Capital Canada Financial Statements shall be true, correct and complete in all material respects and fairly present the financial condition of Capital Canada and the results of its operations for the period then ended and shall be prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis.

Section 5.10.

Undisclosed Liabilities. Capital Projects has no liabilities and except for the “Residual Remaining Debt” as defined in Section 6.12(a) below,  as reflected in the Capital Canada  Financial Statements as of and for the period reflected therein, Capital Canada was not, as of June  30, 2005, subject to, and since that date Capital Canada has not incurred, any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, of a kind required by generally accepted accounting principles to be reflected or reserved against on a financial statement (“Liabilities”), which individually or in the aggregate exceeds $10,000.

Section 5.11.

Compliance with Laws.  To the best of Capital Canada’s knowledge, Capital Canada is not in violation of any applicable order, judgment, injunction, award or decree nor is it in violation of any Federal, state, local or foreign law, ordinance or regulation or any other requirement of any governmental or regulatory body, court or arbitrator, other than those violations which, in the aggregate, would not have a material adverse effect on Capital Canada and Capital Canada has not received written notice that any violation is being alleged.

Section 5.12. Actions and Proceedings.  There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving Capital Canada.  There are no actions, suits or claims or legal, regulatory, administrative or arbitration proceedings pending or, to the knowledge of Capital Canada threatened against or involving Capital Canada.

Section 5.13. Contracts.

(a)

there have been delivered or made available to the Shareholders and KCP true, correct and complete copies of each of the contracts set forth in Schedule 5.13 or in any other Schedule.  Each such contract is valid, subsisting, in full force and effect and binding upon the parties thereto in accordance with its terms, and neither Capital Canada nor any of Capital Canada’s other affiliates, as the case may be, is in default in any respect under any of them; and

(b)

without limiting the generality of section 5.13(a) and excluding any obligation referenced in this Agreement, Capital Canada is not a party to any:

(i)

contracts with any current or former officer, director, employee, consultant, agent or other representative having more than three months to run from the date hereof or providing for an obligation to pay and/or accrue compensation of $10,000 or more per annum, or providing for the payment of fees or other consideration in excess of $10,000 in the aggregate to any officer or director of Capital Canada, or to any other entity in which Capital Canada has an interest;

(ii)

contracts for the purchase or sale of equipment or services that contain an escalation, renegotiation or re-determination clause or that can be cancelled without liability, premium or penalty only on ninety days’ or more notice;

(iii)

contracts for the sale of any of its assets or properties or for the grant to any person of any preferential rights to purchase any of its or their assets or properties;

(iv)

contracts (including with limitation, leases of real property) calling for an aggregate purchase price or payments in any one year of more than $50,000 in any one case (or in the aggregate, in the case of any related series of contracts);

(v)

contracts relating to the acquisition by Capital Canada of any operating business of, or the disposition of any operating business by, any other person;

(vi)

executory contracts relating to the disposition or acquisition of any investment or of any interest in any person;

(vii)

joint venture contracts or agreements;

(viii)

contracts under which Capital Canada agrees to indemnify any party, other than in the ordinary course of business or in amounts not in excess of $10,000, or to share tax liability of any party;

(ix)

contracts containing covenants of Capital Canada not to compete in any line of business or with any person in any geographical area or covenants of any other person not to compete with  Capital Canada in any line of business or in any geographical area;

(x)

other than disclosed in Schedule 5.13 appended hereto, contracts relating to the making of any loan by Capital Canada;

(xi)

other than disclosed in Schedule 5.13 appended hereto, contracts relating to the borrowing of money by Capital Canada or the direct or indirect guarantee by Capital Canada of any obligation for, or an agreement by Capital Canada to service, the repayment of borrowed money, or any other contingent obligations in respect of indebtedness of any other Person, including, without limitation,

(1)

any contract with respect to lines of credit;

(2)

any contract to advance or supply funds to any other person other than in the ordinary course of business;

(3)

any contract to pay for property, products or services of any other person even if such property, products or services are not conveyed, delivered or rendered;

(4)

any keep-well, make-whole or maintenance of working capital or earnings or similar contract; or

(5)

any guarantee with respect to any lease or other similar periodic payments to be made by any other person;

(xii)

contracts for or relating to computers, computer equipment, computer software or computer services; or

(xiii)

any other material contract whether or not made in the ordinary course of business.

Section 5.14.

Officers, Directors and Key Employees.  Capital Canada does not have any contract or agreement with any of its officers, directors, employees or consultants whose annual salary equals or exceeds $10,000 or who received or has accrued in respect of such period a bonus equal to or in excess of $5,000; and Waves does not have any commitments or contracts to increase the wages or to modify the condition or terms of employment or consultancy of any of the employees or consultants of Capital Canada, including the aggregate cost to Capital Canada of all such commitments or contracts.

Section 5.15  Operations of Capital Canada.  Except as contemplated by this Agreement, since the date of the Capital Canada Financial Statements, Capital Canada has not:

(a)

amended its Certificate or Articles of Incorporation or By-laws or merged with or into or consolidated with any other person or entity, subdivided or in any way reclassified any shares of its capital stock or changed or agreed to change in any manner the rights of its outstanding capital stock or the character of its business;

(b)

other than disclosed in Schedule 5.05 appended hereto, issued, reserved for issuance, sold or redeemed, repurchased or otherwise acquired, or issued options or rights to subscribe to, or entered into any contract or commitment to issue, sell or redeem, repurchase or otherwise acquire, any shares of its capital stock or any bonds, notes, debentures or other evidence or indebtedness;

(c)

incurred any indebtedness for borrowed money or incurred or assumed any other liability in excess of $10,000 in any one case (or, in the aggregate, in the case of any related series of occurrences) or $25,000 in the aggregate;

(d)

declared or paid any dividends or declared or made any other distributions of any kind to its shareholders;

(e)

made any change in its accounting methods or practices or made any change in depreciation or amortization policies, except as required by law or generally accepted accounting principles;

(f)

made any loan or advance to any of  its shareholders or to any of its directors, officers or employees, consultants, agents or other representatives, or made any other loan or advance, otherwise than in the ordinary course of business;

(g)

entered into any lease (as lessor or lessee) under which Capital Canada is obligated to make or would receive payments in any one year of $10,000 or more;

(h)

sold, abandoned or made any other disposition of any of its assets or properties;

(i)

granted or suffered any lien on any of its assets or properties;

(j)

entered into or amended any contracts to which it is a party, or by or to which it or its assets or properties are bound or subject which if existing on the date hereof would be required to be disclosed in Schedule 5.13;

(k)

made any acquisition of all or a substantial part of the assets, properties, securities or business of any other person or entity;

(l)

paid, directly or indirectly, any of its material liabilities before the same became due in accordance with its terms or otherwise than in the ordinary course of business;

(m)

terminated or failed to renew, or received any written threat (that was no subsequently withdrawn) to terminate or fail to renew, any contract that is or was material to the assets, liabilities, business, property, operations, prospects, results of operations or condition (financial or otherwise) of Capital Canada; or

(n)

entered into any other contract or other transaction that materially increases the liabilities of Capital Canada.

Section 5.16.

Absence of Certain Changes.  Since

the date of the Capital Canada Financial Statements, there has been no event, change or development which could have a material adverse effect on Capital Canada.

ARTICLE VI

THE SHAREHOLDERS’S COVENANTS AND AGREEMENTS

Section 6.01.

Conduct of Businesses in the Ordinary Course.  From the date of this Agreement to the Closing Date, the Shareholders shall cause KCP to conduct its business substantially in the manner in which it is currently conducted and to not undertake any of the actions specified in Sections 3.12 and 3.14, nor enter into any Contract described in Section 3.16, without the prior written consent of Capital Canada.

Section 6.02.

Preservation of Permits and Services.  From the date of this Agreement to the Closing Date, the Shareholders shall cause KCP to use its best efforts preserve any permits and licences in full force and effect and to keep available the services, and preserve the goodwill, of its present officers, employees, agents, and consultants.

Section 6.03.  Litigation.   From the date of this Agreement to the Closing Date, the Shareholders shall notify Capital Canada promptly of any actions or proceedings of the type described in Section 3.15 that from the date hereof are threatened or commenced against KCP or its subsidiaries or against any officer, director, employee, properties or assets of KCP with respect to its affairs, or against any of the KCP Shares and of any requests for information or documentary materials by any governmental or regulatory body in connection with the transactions contemplated hereby.

Section 6.04.

Conduct of the Shareholders Pending the Closing Date.  From the date of this Agreement to the Closing Date:

(a)

the Shareholders shall use, and the Shareholders shall cause KCP to use, its best efforts to conduct its affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties contained in Article III shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date; and

(b)

the Shareholders shall promptly notify Capital Canada of any event, condition or circumstance occurring from the date of this Agreement to the Closing Date that would constitute a violation or breach of this Agreement by the Shareholders

Section 6.05.  Corporate Examinations and Investigations.  Prior to the Closing Date, Capital Canada shall be entitled, through its employees and representatives, to make such reasonable investigation of the assets, liabilities, properties, business and operations of KCP and its subsidiaries, and such examination of the books, records, tax returns, results of operations and financial condition of KCP and its subsidiaries.  Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances and the Shareholders and KCP and the employees and representatives of KCP, including without limitation, their counsel and independent public accountants, shall cooperate fully with such representatives in connection with such reasonable review and examination.

Section 6.06.

Acquisition Proposals.  From the date of this Agreement to the Closing Date, neither the Shareholders nor KCP, nor any of the officers, directors, affiliates, employees, representatives or agents of KCP, shall, directly or indirectly, solicit, initiate or participate in any way in discussions or negotiations with, or provide any information or assistance to, or enter into any contract with any person, entity or group (other than Capital Canada) concerning any acquisition of a substantial equity interest in, or in a merger, consolidation, liquidation, dissolution, disposition of assets of KCP or any disposition of any of the KCP Shares (other than pursuant to the transactions contemplated by this Agreement) (each, an “Acquisition Proposal”), or assist or participate in, facilitate or encourage any effort or attempt by any other person or entity to do or seek to do any of the foregoing.  The Shareholders shall promptly communicate to Capital Canada  the terms of any Acquisition Proposal, which any of them may receive.

Section 6.07.

Expenses.  KCP, shall bear its own expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of agents, representatives, counsel, actuaries, and accountants.

ARTICLE VII

CAPITAL COMPANIES COVENANTS AND AGREEMENTS

Section 7.01.

Conduct of Businesses in the Ordinary Course.  From the date of this Agreement to the Closing Date, the Capital Companies shall conduct their business substantially in the manner in which it is currently conducted and shall not enter into any Contract described in Section 5.13, or undertake any of the actions specified in Sections 5.15 or 5.16, without the prior written consent of the Shareholders.

Section 7.02.

Preservation of Permits and Services.  From the date of this Agreement to the Closing Date, the Capital Companies shall use their best efforts to preserve any permits and licenses in full force and effect and to keep available the services of its respective present officers, employees, consultants and agents and to preserve their goodwill.

Section 7.03.  Litigation. From the date of this Agreement to the Closing Date,  the Capital Companies shall notify the Shareholders of any actions or proceedings of the type described in Section 5.12 that are threatened or commenced against the Capital Companies or against any officer, director, employee, properties or assets of the Capital Companies with respect to their affairs and of any requests for information or documentary materials by any governmental or regulatory body in connection with the transactions contemplated hereby.

Section 7.04.

Conduct of Capital Canada Pending the Closing.  From the date hereof through the Closing Date,

(a)

the Capital Companies  shall use their best efforts to conduct its affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties contained in Article V shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date

(b)

the Capital Companies  shall promptly notify the Shareholders of any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach of this Agreement by the Capital Companies.

Section 7.05.  Corporate Examinations and Investigations.  Prior to the Closing Date, the Shareholders, or KCP, shall be entitled, through its employees and representatives, to make any investigation of the assets, liabilities, properties, business and operations of the Capital Companies such examination of the books, records, tax returns, results of operations and financial condition of the Capital Companies.  Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances and the Capital Companies and the employees and representatives of the Capital Companies, including without limitation, their counsel and independent public accountants, shall cooperate fully with such representatives in connection with such reasonable review and examination

Section 7.06.

Expenses.  The Capital Companies shall bear their own expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of agents, representatives, counsel, actuaries, and accountants.

Section 7.07.

Further Assurances.  The Capital Companies shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

Section 7.08.  Directors:  On or prior to the Closing Date, and effective on the Closing Date, the Capital Companies shall take all necessary corporate steps to cause:

(a)

the appointment of two directors as designated by the Shareholders to the Board of Capital Projects;

(b)

the resignation of  two of the existing directors of Capital Canada to be accepted;

(c)

the election and appointment of up to three (3) nominees, designated by the Shareholders, as new directors of Capital Canada; and

(d)

all actions to acquire the remaining shares of KCP on a best efforts basis.

ARTICLE VIII

CONDITIONS PRECEDENT TO THE OBLIGATION OF CAPITAL COMPANIES TO CLOSE

The obligation of the Capital Companies to enter into and complete the Share Exchange and related transactions contemplated by the Agreement is subject, at Capital Companies’s option, acting in accordance with the provisions of this Agreement with respect to the termination hereof, to the fulfillment on or before the Closing Date, of the following conditions, any one or more of which may be waived by it, to the extent permitted by law.

Section 8.01.

Representations and Covenants.

(a)

the representations and warranties of the Shareholders and KCP contained in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except that any of such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true as of such date or period;

(b)

the Shareholders and KCP shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by them on or before the Closing Date.  The Shareholders and KCP shall each have delivered to Capital Canada a certificate, dated the Closing Date, and signed by each of the Shareholders and KCP to the foregoing effect.

Section 8.02.

Governmental Permits and Approvals.

(a)

all approvals, authorizations, consents, permits and licenses from governmental and regulatory bodies required for the transactions contemplated by this Agreement and to permit the business currently carried on by KCP to continue to be carried on by KCP substantially in the same manner immediately following the Closing Date shall have been obtained and shall be in full force and effect, and the Capital Companies shall have been furnished with appropriate evidence, reasonably satisfactory to it, of the granting of such approvals, authorizations, consents, permits and licenses; and

(b)

there shall not have been any action taken by any court, governmental or regulatory body then prohibiting or making illegal on the Closing Date the transactions contemplated by this Agreement;

Section 8.03.

Third Party Consents.  All consents, permits and approvals from parties to contracts with KCP that may be required in connections with the performance by the Shareholders of their obligations under this Agreement or the continuance of such contracts with KCP  in full force and effect after the Closing Date, shall have been obtained.

Section 8.04.

Litigation.  No action, suit or proceeding shall have been instituted and be continuing or be threatened by any person to restrain, modify or prevent the carrying out of the transactions contemplated hereby, or to seek damages in connection with such transactions, or that has or could have a material adverse effect on KCP.

Section 8.05

No Change in Capitalization.  On the Closing Date, the capitalization of KCP shall be as represented in Schedule A.

Section 8.06

No Severance Payments.

No Shareholders shall be entitled to severance or change of control payments by KCP as a result of this Agreement being performed.

ARTICLE IX

CONDITIONS PRECEDENT TO THE OBLIGATION OF

THE SHAREHOLDERS TO CLOSE

The obligation of the Shareholders to enter into and complete the Share Exchange, and related transactions contemplated by this Agreement, is subject, at the Shareholder’s option acting in accordance with the provisions of this Agreement with respect to the termination hereof, to the fulfillment, on or before the Closing Date, of the following conditions, any one or more of which may be waived by it, to the extent permitted by law.

Section 9.01.

Representations and Covenants.

(a)

The representations and warranties of the Capital Companies contained in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except that any of such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true as of such date or period; and

(b)

Capital Canada and Capital Projects shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by it on or before the Closing Date.  Capital Canada and Capital Projects shall each have delivered to the Shareholders a certificate dated the Closing Date, and signed by an authorized signatories of Capital Canada and Capital Projects to the foregoing effect.

Section 9.02.

No Change in Capitalization.  On the Closing Date, the capitalization of Capital Canada and Capital Projects shall be as represented in Schedule 9.02, which represents the complete capitalization as at the Closing Date as per this Agreement, and includes the intended allocation of all shares issued and funds raised pursuant to this Agreement.

ARTICLE X

CLOSING ARRANGEMENTS

Section 10.01.  Closing Location.  The closing of the Share Exchange and the other transactions contemplated by this Agreement (“The Closing”) will take place at 13:00 (MST) on the Closing Date at the offices of Capital Canada’s Solicitor, or such other date or location as the parties may agree to in writing.

Section 10.02.  The Shareholders’ Closing Documents.  At the Closing, the Shareholders will tender to the Capital Companies:

(a)

Certified copies of resolutions of the directors of KCP in a form satisfactory to the Capital Companies acting reasonably, authorizing:

(i)

the execution and delivery of this Agreement;

(ii)

the transfer of the KCP Shares to, and registration of the KCP Shares in the name of, Capital Projects, and issue of new share certificates representing the KCP Shares in the name of Capital Projects;

(b)

Share certificates issued in the name of the Shareholders representing the KCP Shares duly endorsed for transfer to Capital Projects;

(c)

Share certificates issued in the name of the Shareholders representing the Capital Projects shares duly endorsed for transfer to Capital Canada;

(d)

Share certificates registered in the name of Capital Projects, representing the KCP Shares;

(e)

A certified copy of the register of members of KCP showing Capital Projects as the registered owner of the KCP Shares;

(f)

A certificate executed by each of the Shareholders certifying that the Capital Companies conditions in Section 8.01(b) have been satisfied; and

(g)

All corporate records and books of account of KCP  including minute books, share registers and annual reports, and a certificate of good standing.

Section 10.03. Capital Companies’ Closing Documents.  At the Closing, Capital Canada and Capital Projects will tender to the Shareholders:

(a)

Certified copies of resolutions of the directors of Capital Canada and Capital Projects in a form satisfactory to the Shareholders, acting reasonably, authorizing:

(i)

the execution and delivery of this Agreement;

(ii)

the amendments as specified in 7.08(a);

(iii)

The appointment of up to three (3) new directors to Capital Canada which are nominees of the Shareholders; and

(iv)

The appointment of up to two (2) new directors to Capital Projects which are nominees of the Shareholders.

(b)

Duly signed resignation of two of the existing directors of Capital Canada, effective as of  the Closing Date;

(c)

Duly signed resignations of each of the existing officers of Capital Canada, effective the Closing Date;

(d)

Duly signed resignations of each of the existing officers of Capital Projects, effective the Closing Date;

(e)

share certificates, registered in the names of the Shareholders, representing the Capital Canada Shares;

(f)

a certified copy of the share issuance order of Capital Canada showing the Shareholders as the registered owners of the Capital Canada Shares;

(g)

a certified copy of the register of directors of Capital Canada  showing that up to  three (3) nominees of the Shareholders and one (1) director of Capital Canada as the directors of Capital Canada, effective upon the resignation of two (2) existing directors of Capital Canada;

(h)

a certified copy of the register of directors of Capital Projects showing that up to (2) nominees of the Shareholders and one (1) director of Capital Projects as the directors of Capital Projects, effective on the Closing Date; and

(i)

A certificate executed by Capital Canada certifying that the Shareholders’ conditions in Section 9.01(b) have been satisfied.

.

Section 10.04.  The parties hereto mutually agree to conduct the Closing by relying upon the exchange of solicitors’ undertakings and that the Closing shall take place in the following sequence:

(a)

The Capital Companies’ Solicitor will deliver to the Shareholders’ Solicitor the Capital Companies Closing Documents, upon the latter’s undertaking to hold them in trust;

(b)

Upon receipt of the Capital Companies  Closing Documents, the Shareholders’ Solicitor will hold them in trust until it is able to deliver to the Capital Companies Solicitor the Shareholders’ Closing Documents;

(c)

The Shareholders’ Solicitor will then deliver to the Capital Companies Solicitor the Shareholders’ Closing Documents;

(d)

Upon receipt of the Shareholders’ Closing Documents, the Capital Companies Solicitors shall release the Shareholders’ Closing Documents to the Capital Companies and the Shareholders’ Solicitor shall release the Capital Companies Closing Documents to the Shareholders.

ARTICLE XI

MISCELLANEOUS

Section 11.1.  Public Notices.  The parties agree that all notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated and no party shall act unilaterally in this regard without the prior approval of the others, such approval not to be unreasonably withheld.

Section 11.2.  Time.  Time shall be of the essence hereof.

Section 11.3.  Notices.  Any notice or other writing required or permitted to be given hereunder or for the purposes hereof shall be sufficiently given if delivered or faxed to the party to whom it is given or, if mailed, by prepaid registered mail addressed to such party at:

if to KCP Shareholders, at: KCP’s Solicitors, fax number 403 265-7219 Attn:  Mike Klym if to Capital Companies , at: Capital Companies’ Solicitors, fax number (403) 272-3620, attention Scott Lawler;

Or at such other address as the party to whom such writing is to be given shall have last notified to the party giving the same in the manner provided in this clause. Any notice mailed shall be deemed to have been given and received on the fifth business day next following the date of its mailing unless at the time of mailing or within five business days thereafter there occurs a postal interruption which could have the effect of delaying the mail in the ordinary and usual course, in which case any notice shall only be effectively given if actually delivered or sent by telecopy. Any notice delivered or faxed to the party to whom it is addressed shall be deemed to have been given and received on the business day next following the day it was delivered or faxed.

Section 11.4.  Governing Law.  This Agreement shall be governed by and construed in accordance with the law of the Province of Alberta and the parties submit and attorn to the jurisdiction of the courts of the Province of Alberta.

Section 11.5.   Severability.  If a court of other tribunal of competent jurisdiction determines that any one or more of the provisions contained in this Agreement is invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless in either case as a result of such determination this Agreement would fail in its essential purpose.

Section 11.6.  Entire Agreement.  This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, oral or written, by and between any of the parties with respect to the subject matter hereof.

Section 11.7.  Further Assurances.  The parties shall with reasonable diligence, do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each party shall provide such further documents or instruments required by the other party as may be reasonably necessary or desirable to give effect to the purpose of this Agreement and carry out its provisions whether before or after the Closing Date.

Section 11.8.  Enurement.  This Agreement and each of the terms and provisions hereof shall enure to the benefit of and be binding upon the parties and their respective heirs, executors, administrators, personal representatives, successors and assigns.

Section 11.9.  Counterparts.  This Agreement may be executed in as many counterparts as may be necessary or by facsimile and each such counterpart agreement or facsimile so executed shall be deemed to be an original and such counterparts and facsimile copies together shall constitute one and the same instrument.

Section 11.10.  Currency.  All amounts expressed in this document are in US Dollars, unless otherwise specified.

IN WITNESS WHEREOF the parties hereto have set their hand and seal as of the day and year first above written.

“The Shareholders”

CAPITAL RESERVE CANADA LTD., an Alberta corporation

/s/ Ken Pearson

By:       /s/ Jacqueline Danforth

Name: Jacqueline Danforth

Title:   Director

966358 Alberta Ltd per:

/s/ James Baker

KCP Innovative Services Inc., an Alberta corporation

989320 Alberta Ltd. per:

/s/ Bert Lavallee

By:      /s/ Ken Pearson

Name:  Ken Pearson

332601 Alberta Ltd. per:

Title:    President

/s/ Terry Routier

CAPITAL RESERVE CANADA PROJECTS LTD., an Alberta corporation

/s/ Ben Marshall

By:       /s/ Jacqueline Danforth

Name:  Jacqueline Danforth

Title:    President

SCHEDULE A

CAPITALIZATION OF KCP

Common Stock

Total Capitalization of KCP	22,170, 114

Warrants, Options, ROFR, Pre-empted Rights

None

 SCHEDULE 2.01

SHARE EXCHANGE

KCP Shareholder	KCP Shares Held	KCP Shares to be Transferred to Capital Projects
Ken Pearson	7,585,814	7,585,814
966358 Alberta Ltd.	4,000,000	4,000,000
989320 Alberta Ltd.	2,200,000	2,200,000
332601 Alberta Ltd.	1,500,000	1,500,000
Ben Marshall	2,050,000	2,050,000

Capital Project Shares Issued per Share Exchange and Transferred to Capital Canada	Capital Canada Shares Issued to KCP Shareholder	Recipient KCP Shareholder
7,585,814	7,585,814	Ken Pearson
4,000,000	4,000,000	966358 Alberta Ltd.
2,200,000	2,200,000	989320 Alberta Ltd.
1,500,000	1,500,000	332601 Alberta Ltd.
2,050,000	2,050,000	Ben Marshall

SCHEDULE 3.17

LIST OF KCP CONTRACTS

Contract Description
Management Contract – Projex Corporation – James Baker - $5,000 per month
Employment Contract – Ken Pearson - $8,000 per month
Employment Contract – Faye Pearson -$3,000 per month

SCHEDULE 3.17

LIST OF KCP LIENS

Loan Agreement in the face amount of $211,750.00 dated February 18, 2005

Loan Agreement in the face amount of $211,750.00 dated March 29, 2005

Secured by Equipment

SCHEDULE 5.05

CAPITALIZATION OF CAPITAL CANADA AS AT THE DATE OF THIS AGREEMENT

This schedule represents all issued and outstanding shares and is represented by Capital Canada as being complete and inclusive as of the date of this Agreement, other than as contemplated in this Agreement.

Class A Common Shares

2,000,000

Warrants, Options, ROFR, Pre-empted Rights

Warrant Holder	# of Warrants	Exercisable
N. Desmond Smith	24,000	24,000

CAPITALIZATION OF CAPITAL PROJECTS AS AT THE DATE OF THIS AGREEMENT

This schedule represents all issued and outstanding shares and is represented by Capital Projects as being complete and inclusive as of the date of this Agreement, other than as contemplated in this Agreement.

Common Shares

100

Warrants, Options, ROFR, Pre-empted Rights

None

SCHEDULE 5.13

LIST OF CAPITAL CANADA CONTRACTS

Contract Description
. Nil
Loan Description

Convertible Promissory Note dated July 1, 2005 between FACT Corporation and Capital Canada in the Principal Amount of $533,527.44USD

Convertible Promissory Note dated July 1, 2005 between FACT Corporation and Capital Canada in the Principal Amount of $152,997.03 CDN

  SCHEDULE 9.02

CAPITAL CANADA CAPITALIZATION AT CLOSING

Capital Canada  Capitalization - Shares:

19,335,814 Class A Common Shares

Capital Canada Capitalization - Warrants:

24,000 exercisable at $0.01 per share

Capital Projects  Capitalization - Shares:

17,335,914 Common Shares

Capital Projects Capitalization - Warrants:

None